Exhibit 99.1

Worksport Surpasses Monthly Sales Record in April on Strong AL4 Performance

AL4 Drives 40% of Sales Within Weeks of Launch; Application Rollout Nearing Completion with Significant Growth Expected to Continue

West Seneca, New York, June 02, 2025 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S. based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors, is excited to announce record-high April sales totaling about $1.22 million, with its premium AL4 tonneau cover accounting for approximately 40% of total product sales—a milestone achievement for a product that launched just weeks earlier.

As of the end of April 2025, 80% of the AL4 product line—20 out of 25 planned models—has been successfully rolled out. With only five additional models remaining to complete a full application lineup, Worksport anticipates the line’s growth trajectory to continue accelerating through Q2 and beyond. Dealer adoption of the AL4 has also shown encouraging momentum, following a classic snowball pattern where initial sample orders often lead to expanded, repeatable purchases from new dealer accounts.

“The AL4’s performance just weeks after availability exceeded our internal expectations of uptake, and validates the significant market demand for American-made, premium tonneau covers,” said Steven Rossi, Chief Executive Officer of Worksport Ltd. “Its success is already being felt in both our dealer and direct-to-consumer channels. We believe this is only the beginning, with more SKUs on the way and a strong dealer reorder cycle emerging.”

Management notes that the AL4’s rapid uptake is a key contributor to the Company’s strengthening revenue base, driven by its blend of durability, user-centric features, and competitive pricing. Manufactured in Worksport’s state-of-the-art U.S. facility using over 90% domestic content, the AL4 continues to differentiate itself from foreign-sourced alternatives that often lack the quality and margin profile desired by Worksport’s growing network of dealers.

Looking ahead, the Company expects Q2 revenue to notably surpass Q1 results, driven by the AL4 ramp-up, expanding B2B dealer relationships, and continued strength in e-commerce. Management also anticipates stronger revenue acceleration in Q3 and Q4, as Worksport prepares to introduce its upcoming clean-tech innovations—the SOLIS solar-integrated tonneau cover and the COR portable power system—later in 2025.

Worksport believes the combination of a robust tonneau cover business and emerging clean-tech product pipeline positions the Company for substantial growth, expanding margins, and enhanced shareholder value in the quarters ahead.

For further information:

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128

W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

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About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the electric vehicle (EV) sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and Cold-Climate Heat Pump (CCHP) technology. Terravis Energy’s website is terravisenergy.com.

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